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                                                                    Exhibit 99.1


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Quill Corporation
Lincolnshire, Illinois

    We have audited the accompanying consolidated statements of operating results and retained earnings and cash flows of Quill Corporation and Subsidiary for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibilty is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Quill Corporation and Subsidiary for the year ended
December 31, 1997, in conformity with generally accepted accounting principles.

/s/ KUPFERBERG, GOLDBERG & NEIMARK, LLC
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Kupferberg, Goldberg & Neimark, LLC
February 24, 1998